Exhibit 32.1

STATEMENT OF CHIEF EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Form 10-Q of Hilb Rogal & Hobbs Company for the quarter ended September 30, 2007, I, Martin L. Vaughan, III, Chairman and Chief Executive Officer of Hilb Rogal & Hobbs Company, hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(a) such Form 10-Q for the quarter ended September 30, 2007 fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934, as amended; and

(b) the information contained in such Form 10-Q for the quarter ended September 30, 2007 fairly presents, in all material respects, the consolidated financial condition and results of operations of Hilb Rogal & Hobbs Company and its subsidiaries as of and for the periods presented in such Form 10-Q.

By:	/s/ Martin L. Vaughan, III	Date:	November 1, 2007
Martin L. Vaughan, III
Chairman and Chief Executive Officer